Exhibit 10.5

FORM OF

NEW SKIES SATELLITES HOLDINGS LTD.
2005 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, is made effective as of [             ], 2005 (the “Date of Grant”) at [                                                                                 ] (the “Time of Grant”), between New Skies Satellites Holdings Ltd. (the “Company”) and [                     ] (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Options provided for herein to the Participant pursuant to the Plan and the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                       Definitions.  Whenever the following terms are used in this Agreement, they shall have the meanings set forth below.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a)                                  Blackstone Percentage:  the quotient of (i) the number of Shares Blackstone sells in connection with a Liquidity Event divided by (ii) the total number of Shares Blackstone holds immediately prior to such Liquidity Event.  In the case of a Distribution Event, the Blackstone Percentage shall equal the quotient of (x) the aggregate amount to be received by Blackstone in connection with such Distribution Event divided by (y) the Fair Market Value of the Shares of the Company held by Blackstone immediately prior to such Distribution Event.

(b)                                 Cause:  “Cause” or “Urgent Cause” as defined in an employment agreement between the Company or its subsidiaries and the Participant or, if not defined therein or if there is no such agreement, “Cause” means (i) Participant’s continued failure substantially to perform Participant’s duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of ten days following written notice by the Company to Participant of such failure, (ii) dishonesty in the performance of Participant’s duties, (iii) an act or acts on Participant’s part constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, (iv) Participant’s willful malfeasance or willful misconduct in connection with Participant’s duties or any act or omission which is injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates or (v) the Participant’s breach of the provisions of any confidentiality, noncompetition or nonsolicitation to which the Participant is subject.

(c)                                  Distribution Event:  the record date of any dividend or distribution made by the Company to Blackstone (subject to Section 5(b)), other than any dividend or distribution by the Company with a record date prior to, or as of, an IPO.

(d)                                 Exit Performance Option:  An Option to purchase the number of Shares set forth on Schedule A attached hereto.

(e)                                  Expiration Date:  The tenth anniversary of the Date of Grant.

(f)                                    Good Reason:  “Good Reason” as defined in an employment agreement between the Company or its subsidiaries and the Participant or, if not defined therein or if there is no such agreement, “Good Reason” means (i) the failure of the Company to pay or cause to be paid Participant’s base salary or annual bonus, when due or (ii) any substantial and sustained diminution in Participant’s authority or responsibilities; provided that either of the events described in clauses (i) and (ii) shall constitute Good Reason only if the Company fails to cure such event within 30 days after receipt from Participant of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or Executive’s knowledge thereof, unless Participant has given the Company written notice thereof prior to such date.

(g)                                 IPO:  An underwritten public offering of Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than pursuant to a registration statement on Form S-4 or Form S-8 or other limited purpose form.

(h)                                 Liquidity Event:  (i) the sale by Blackstone of all or any portion of its Shares to another entity (other than an Affiliate of Blackstone) in which Blackstone receives cash or marketable securities or (ii) any Distribution Event.

(i)                                     Operating Performance Option:  An Option to purchase the number of Shares set forth on Schedule A attached hereto.

(j)                                     Options:  Collectively, the Time Option, the Performance Options, the Tier I IPO Vested Option and the Tier II Vested Option to purchase Shares granted under this Agreement.

(k)                                  Performance Options:  Collectively, the Operating Performance Option and the Exit Performance Option.

(l)                                     Plan:  The New Skies Satellites Holdings Ltd. 2005 Stock Incentive Plan, as from time to time amended.

(m)                               Tier I IPO Vested Option:  An Option to purchase the number of Shares set forth on Schedule A attached hereto.

(n)                                 Tier II Vested Option:  An Option to purchase the number of Shares set forth on Schedule A attached hereto.

(o)                                 Time Option:  An Option to purchase the number of Shares set forth on Schedule A attached hereto.

(p)                                 Vested Portion:  At any time, the portion of an Option which has become vested, as described in Section 3 of this Agreement; provided, that an Option whose aggregate Option Price is not paid by the withholding of Shares shall vest with respect to whole Shares only, with partial Shares being rounded up to the nearest whole integer.

2.                                       Grant of Options.  The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, the number of Shares subject to the Time Option, the Tier I IPO Vested Option, the Tier II Vested Option, the Operating Performance Option and the Exit Performance Option set forth on Schedule A attached hereto, subject to adjustment as set forth in the Plan and this Agreement.  The exercise price of the Shares subject to the Time Option, the Operating Performance Option and the Exit Performance Option shall be $[      ] per Share and the exercise price subject to the Tier I IPO Vested Option and the Tier II Vested Option shall be $[     ] per Share, subject to adjustment as set forth in the Plan and this Agreement (the “Option Price”).  The Options are intended to be nonqualified stock options, and are not intended to be treated as ISOs that comply with Section 422 of the Code.

3.                                       Vesting of the Options.

(a)                                  Vesting of the Time Option.

(i)                                     In General.  Subject to the Participant’s continued Employment with the Company and its Affiliates, the Time Option shall vest and become exercisable on each of the first four anniversaries of November 2, 2004 (each anniversary, a “Time Vesting Date”) with respect to the number of Shares subject to the Time Option equal to the number of Shares subject to the Time Option immediately prior to each such Time Vesting Date divided by the number of Time Vesting Dates remaining, including such Time Vesting Date.

(ii)                                  Change in Control.  Notwithstanding the foregoing, upon a Change in Control, the Time Option shall, to the extent not previously cancelled or expired, immediately become one hundred percent (100%) vested and exercisable.

(b)                                 Vesting of the Performance Options.

(i)                                     In General.  Subject to the Participant’s continued Employment with the Company and its Affiliates, the Performance Options, to the extent not previously canceled or expired, shall become fully vested and exercisable with respect to one hundred percent (100%) of the Shares subject to the Performance Options on November 2, 2011 if on such date the annually compounded internal rate of return to Blackstone is at least twenty percent (20%) (determined based on the Fair Market Value of the Shares on, and all dividends and other proceeds paid upon such Shares through, such date).

(ii)                                  Acceleration Events.

(A)                              upon any Liquidity Event that generates an annually compounded internal rate of return to Blackstone of at least twenty percent (20)% (determined based on the Fair Market Value of the Shares on, and all dividends and other proceeds upon such Shares (including proceeds to be received in the Liquidity Event) through such Liquidity Event), in which case the Performance Options shall vest immediately prior to such Liquidity Event as follows:  (a) the number of Shares subject to the Exit Performance Option outstanding on the date of such Liquidity Event multiplied by the Blackstone Percentage and (b) the number of Shares subject to the Operating Performance Option immediately prior to such Liquidity Event multiplied by the Blackstone Percentage; and/or

(B)                                with respect to the Operating Performance Option, on the February 15 following the attainment of annual performance targets established by the Board for each calendar year beginning with calendar year 2005 and ending with calendar year 2008 (the “Performance Period”), as determined by the Board, a number of  Shares subject to the Operating Performance Option shall vest and become exercisable equal to the number of Shares subject to the Operating Performance Option outstanding immediately prior to the vesting date divided by the number of years remaining, including such calendar year, in the Performance Period.

(iii)                               Catch-Up.  Notwithstanding the foregoing and subject to the Participant’s continued Employment with the Company and its Affiliates, if the annual performance targets for a calendar year during the Performance Period are not achieved (a “Missed Year”), the Board shall provide that the Shares subject to the Operating Performance Option that were eligible to vest and become exercisable in such Missed Year shall vest and become exercisable on the February 15 following the end of the subsequent calendar year through and including calendar year 2008 that the cumulative annual performance targets for the Missed Year and the subsequent calendar year are achieved.

(iv)                              Change in Control.  Notwithstanding the foregoing, upon a Change in Control, the Performance Options shall, to the extent not previously cancelled or expired, immediately become one hundred percent (100%) vested and exercisable, if the annually compounded internal rate of return to Blackstone is at least twenty percent (20%) as of such Change in Control (determined based on the Fair Market Value of the Shares on, and all dividends and other proceeds paid upon such Shares through, the date of such Change in Control).

(v)                                 Termination of Performance Options.  If, in connection with a Change in Control or otherwise, Blackstone disposes of all its equity interest in the Company, then the Performance Options (other than the Operating Performance Options if such Change in Control or disposition occurs prior to December 31, 2009) that do not become vested and exercisable in connection with such Change in Control or other disposition shall expire and be immediately canceled by the Company without consideration as of the consummation of such Change in Control or other disposition.

(c)                                  Vesting of the Tier I IPO Vested Option and Tier II Vested Option.  Subject to the Participant’s continued Employment with the Company and its Affiliates, the Tier I IPO Vested Option and the Tier II Vested Option shall vest and become exercisable with respect to one hundred percent (100%) of the Shares subject to such Options on the Date of Grant at the Time of Grant.

(d)                                 Termination of Employment.

(i)                                     General.  Other than as described in Sections 3(d)(ii) and (iii), if the Participant’s Employment with the Company and its Affiliates terminates for any reason, the Option, to the extent not then vested and exercisable, shall expire and be immediately canceled by the Company without consideration.

(ii)                                  Time Option.  Notwithstanding Section 3(a) and 3(d)(i), (x) in the event that the Participant’s Employment is terminated (A) by the Company without Cause or (B) by the Participant with Good Reason, to the extent not previously cancelled or expired, the Time Option shall immediately become one hundred percent (100%) vested and exercisable or (y) in the event that the Participant’s Employment is terminated due to the Participant’s death or Disability, the Time Option shall immediately become vested and exercisable as to the Shares subject to the Time Option that would have otherwise vested and become exercisable in the calendar year in which such termination of Employment occurs.

(iii)                               Performance Options.

(A)                              Notwithstanding Section 3(b) and 3(d)(i), (x) in the event that (a) the Participant’s Employment is terminated (1) by the Company without Cause or (2) by the Participant with Good Reason and (b) the annual performance targets are achieved with respect to the Operating Performance Option for the year of such termination of Employment, to the extent not previously cancelled or expired, the Operating Performance Option shall become vested and exercisable with respect to the Shares subject to the Operating Performance Option that would have vested and become exercisable upon the achievement of such annual performance targets as if the Participant’s Employment continued through the February 15 following the end of such year and (y) in the event that (a) the Participant’s Employment is terminated (1) by the Company without Cause or (2) by the Participant with Good Reason and (b) Liquidity Events (other than a Distribution Event) occurs during the twelve (12) months following such termination of Employment, then the Performance Options shall vest and become exercisable as to the Shares that would have vested and become exercisable had the Participant remained employed through such Liquidity Events.

(B)                                Notwithstanding Section 3(b) and 3(d)(i), in the event that the Participant’s Employment is terminated due to the Participant’s death or Disability, (x) if the annual performance targets are achieved with respect to the Operating Performance Option for the year of such termination of Employment, the Operating Performance Option shall become vested and exercisable with respect to the Shares subject to the Operating Performance Option that would have vested and become exercisable upon the achievement of such annual performance targets as if the Participant’s Employment continued through the February 15 following such calendar year and (y) the Exit Performance Option shall be deemed to be vested and exercisable with respect to a number of Shares equal to the number of Shares subject to the Exit Performance Option multiplied by a fraction (not to exceed one), the numerator of which is the number of full calendar years that have lapsed since the Date of Grant and the denominator of which is seven (7).

4.                                       Exercise of Options.

(a)                                  Method of Exercise.

(i)                                     The Vested Portion of an Option shall be immediately exercised; provided, that if the Fair Market Value of a Share is less than the Option Price on the date the Option vests and becomes exercisable, the Vested Portion of the Option shall be cancelled by the Company without consideration.  Payment of the aggregate Option Price shall be made by having Shares that would otherwise have been delivered to the Participant upon exercise of the Option having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased withheld by the Company; provided, that, if such exercise is in connection with acceleration of vesting pursuant to a Distribution Event, then the Fair Market Value of a Share shall include the distribution payable on a Share in connection with such Distribution Event; provided, further, that sixty (60) days following an IPO, the Participant may elect to pay the aggregate Option Price (A) in cash, or its equivalent (e.g., a check), (B) by transferring to the Company Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six (6) months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (C) if there is a public market for the Shares at the time of payment, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and deliver promptly to the Company an amount equal to the aggregate Option Price or (D) by a combination of (A) and (B) above or such other method as approved by the Committee.  The Participant shall have rights to any dividends or other rights of a stockholder with respect to the Shares subject to an Option at such time as the Participant has paid in full for such Shares or otherwise completed the exercise transaction as described in the preceding sentence and, if applicable, has satisfied any other conditions imposed pursuant to this Agreement.  If the aggregate Option Price is paid by the withholding of Shares, only whole Shares shall be issued, with partial Shares being rounded up to the nearest whole integer.

(ii)                                  Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, an Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole reasonable discretion determine to be required by such laws, rulings or regulations.

(iii)                               Upon the Company’s determination that an Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares.  However, the Company shall not be liable to the Participant for damages relating to any reasonable delays in issuing the certificates to the Participant or any loss by the Participant of the certificates.

(iv)                              As a condition to the exercise of any Option evidenced by this   Agreement, the Participant agrees that the Shares issued upon exercise shall be subject to the restrictions set forth on Exhibit A.

5.                                       Adjustments.

(a)                                  General.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, to the Option.

(b)                                 Distributions.  Notwithstanding the foregoing, upon a Distribution Event, the Option, to the extent outstanding after such Distribution Event, will be adjusted (a “Distribution Event Option Adjustment”), such that the Option Price for the Option will become equal to the Option Price of the Option immediately prior to the Distribution Event divided by the Dividend Adjustment Amount (as defined below) and the number of Shares subject to the Option after the Distribution Event will equal the number of Shares subject to Option immediately prior to the Distribution Event (excluding Shares that vest and become exercisable as a result of the Distribution Event), multiplied by the Dividend Adjustment Amount.  The Dividend Adjustment Amount shall equal (x) one plus (y) the amount of the distribution paid to shareholders of the Company divided by the difference between (A) the value of the Company’s equity immediately prior to the distribution, as determined by the Board less (B) the amount of such distribution.  Only for purposes of adjusting the Option Price pursuant to this Section 5(b), a dividend from the proceeds of an underwriters’ exercise of its over-allotment option in connection with an IPO shall be deemed to be a Distribution Event.

6.                                       No Right to Continued Employment.  Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate.  Further, the Company or its Affiliate may at any time terminate the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

7.                                       Legend on Certificates.  The certificates representing the Shares purchased by exercise of an Option shall be subject to such stop transfer orders and other restrictions as the Committee may determine is required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.                                       Transferability.  Unless otherwise determined by the Committee, an Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  During the Participant’s lifetime, an Option is exercisable only by the Participant.

9.                                       Withholding.  The Participant may be required to pay to the Company or its Affiliate and the Company or its Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such action as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes.  The Participant may elect to pay a portion or all of such withholding taxes by having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant in connection with the exercise of the Option; provided, that, if such withholding is in connection with acceleration of vesting pursuant to a Distribution Event, then the Fair Market Value of a Share shall include the distribution payable on a Share in connection with such Distribution Event; provided, further, that until sixty (60) days following an IPO, Participants are required to satisfy all withholding requirements by the Company withholding Shares otherwise deliverable upon the exercise of the Option.

10.                                 Securities Laws.  Upon the acquisition of any Shares pursuant to the exercise of an Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

11.                                 Notices.  Any notice under this Agreement shall be addressed to the Company in care of its General Counsel, addressed to the principal executive office of the Company and to the Participant at the address last appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

12.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

13.                                 Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

NEW SKIES SATELLITES HOLDINGS LTD.

By:
Its

Participant

Schedule A

The number of Shares subject to each Option is set forth below:

Time Option:

Operating Performance Option:

Exit Performance Option:

Tier I IPO Vested Option:

Tier II Vested Option:

EXHIBIT A

ARTICLE I

DRAG-ALONG RIGHTS

Section 1.1.   Right to Drag-Along.  If Blackstone enters into a definitive agreement for a Transfer of Securities to any Person (other than (i) a Transfer to an Affiliate of Blackstone, (ii) a Transfer pursuant to the Registration Rights Agreement or (iii) a Transfer not exceeding 5% of the issued and outstanding Securities) (the “Drag-Along Sale”), then Blackstone may, within 15 days following the execution of such agreement send written notice (the “Drag-Along Notice”) to each Participant notifying them that they will be required to Transfer the number of Securities held by such Participant multiplied by a fraction (the “Drag-Along Fraction”) the numerator of which is the aggregate number of Securities proposed to be sold by Blackstone as reflected in the Drag-Along Notice and the denominator of which is the total number of Securities which are held by Blackstone (the “Dragged Securities”).  Such Drag-Along Notice shall set forth the name of the proposed transferee, the proposed amount and form of consideration and the other terms and conditions of the offer, including a copy of the definitive agreement relating to the Drag-Along Sale.  Upon receipt of a Drag-Along Notice, each Participant shall be required to Transfer its Dragged Securities to such proposed transferee at the same price and on the same terms as those governing the Drag-Along Sale, including making the same representations, warranties, covenants, indemnities and agreements that Blackstone agrees to make (except that, in the case of representations and warranties pertaining specifically to Blackstone, the Participants shall make the comparable representations and warranties pertaining specifically to itself); provided that all representations, warranties and indemnities shall be made by each Participant severally and not jointly and that the liability of each Participant thereunder shall be borne by each of them on a pro rata basis based on the number of Securities which are Transferred.  Each Participant shall be responsible for its proportionate share of the costs and expenses incurred in connection with such Transfer to the extent not paid or reimbursed by the Company or the purchaser.

Section 1.2.  Termination. This Article I shall terminate and have no further force or effect immediately upon Blackstone ceasing to own at least 25% of the issued and outstanding Securities.

ARTICLE II

CONFIDENTIALITY; INTELLECTUAL PROPERTY RIGHTS

Section 2.1.   Confidentiality.

(a)                                  No Participant shall at any time (whether during or after the period such Participant is an employee of the Company) (i) retain or use for the benefit, purposes or account of the Participant or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company and its subsidiaries (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information (including trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approval) concerning the past, current or future business, activities and operations of the Company, its subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis, including, without limitation, the terms of this Agreement or the Registration Rights Agreement (“Confidential Information”) without the prior authorization of the Company. Notwithstanding the foregoing, nothing in this Agreement shall preclude any Participant from using any Confidential Information in any manner reasonably connected to its investment in the Company or the conduct of its business.

(b)                                 Confidential Information shall not include any information that is (i) generally known to the industry or the public other than as a result of the Participant’s breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to the Participant by a third party without breach of any confidentiality obligation; or (iii) required by applicable law to be disclosed; provided that in connection with sub-clause (iii), the Participant shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(c)                                  Except as required by applicable law or except in connection with any proposed Transfer in accordance with this Agreement, the Participant will not disclose to anyone, other than the Participant’s legal or financial advisors, the existence or contents of this Agreement.

(d)                                 Upon termination of any Participant’s employment with the Company or its subsidiaries for any reason, such Participant shall (i) cease and not thereafter commence use of any Confidential Information or intellectual property (including any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its subsidiaries or Affiliates; (ii) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in such Participant’s possession or control (including any of the foregoing stored or located in such Participant’s office, home, laptop or other computer, whether or not such computer is Company property) that contain Confidential Information or otherwise relate to the business of the Company, its Affiliates and subsidiaries, except that such Participant may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (iii) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which such Participant is or becomes aware.

Section 2.2.   Intellectual Property.  Each Participant who has participated or will participate in the creation or development of any intellectual property in the course of such individual’s employment with the Company or its subsidiaries hereby (i) disclaims and agrees to disclaim any rights with respect to such intellectual property, (ii) agrees that the Company or a subsidiary of the Company, as the case may be, is or will be deemed to be the sole original owner/author of all such intellectual property and, (iii) if requested by the Company or a subsidiary of the Company, will execute an assignment or an agreement to assign solely in favor of the Company or such subsidiary or such predecessor in interest, as applicable, all right, title and interest in all such intellectual property.

ARTICLE III

RESTRICTIONS ON SALES

Section 3.1                                      Lock-up. If requested by the sole underwriter or lead managing underwriter(s) in an underwritten offering of Securities (or equity or equity-linked securities), the Participant shall not Transfer any Securities (or equity or equity-linked securities) of the Company held by the Participant during the fourteen (14) day period prior to and the one hundred eighty (180) day period following the effective date (including such effective date), of any offering, or in the case of a shelf registration pursuant to Rule 415 of the U.S. Securities Act of 1933, as amended (or any similar rule then in force), the 180 day period following the date of any underwritten take-down, or in either case such shorter period as the sole underwriter or lead managing underwriter(s) may request, provided that the obligations described in this Section 3.1 shall not apply to a registration relating solely to the sale of securities to Participants of the Company pursuant to a stock option, stock purchase or similar plan or Rule 145 of the U.S. Securities Act of 1933, as amended (or any similar rule then in force) or similar transaction.  The Company may impose stop-transfer instructions with respect to the Securities (or equity or equity-linked securities) subject to the foregoing restriction until the end of the applicable period pursuant to the first sentence of this Section 3.1.

ARTICLE IV

MISCELLANEOUS

Section 4.1                                      Defined Terms; Intepretation.  (a) As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

“Affiliate” shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the U.S. Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

 “Blackstone” shall mean, collectively, Blackstone NSS Communications Partners (Cayman) L.P., Blackstone Family Communications Partnership (Cayman ) L.P., Blackstone Capital Partners (Cayman) IV L.P., Blackstone Capital Partners (Cayman) IV-A L.P. and Blackstone Family Investment Partnership (Cayman) IV-A L.P. and each of their Affiliates (other than the Company).

“Company” shall mean New Skies Satellites Holdings Ltd., a limited liability company incorporated under the laws of Bermuda.

 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

 “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company, Blackstone and certain other parties, as it may be amended, supplemented or restated from time to time.

 “Securities” or “Shares” shall mean the ordinary shares or common shares of the Company.

 “Transfer” (including its correlative meanings, “Transferor” and “Transferee”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any economic, voting or other rights in or to such security.  When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.